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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement covering the merger of Key Production Company, Inc. and Columbus Energy Corp. of our report dated February 24, 2000 included in Key Production Company, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Denver, Colorado,

November 29, 2000.